Exhibit 23.2

Consent of Independent Chartered Accountants


To the Stockholder of
EMS Technologies Canada, Ltd.

We consent to the incorporation in this Annual Report (Form 10-K) of EMS Technologies, Inc. of our report dated January 28, 2000 with respect to the consolidated balance sheet of EMS Technologies Canada, Ltd. as at December 31, 1999 and the consolidated statements of operations, stockholder's equity and cash flows for the year then ended.

We also consent to incorporation by reference in the registration statements on Form S-8(Nos. 2-76455, 2-78442, 2-94049, 33-31216, 33-41042, 33-50528, 333-
20843, 333-32425, and 333-76797) and on Form S-3(No. 333-86973) of EMS
Technologies, Inc. of our report dated January 28,2000 with respect to the consolidated balance sheet of EMS Technologies Canada, Ltd. as at December
31, 1999 and the consolidated statements of operations, stockholder's equity and cash flows for the year then ended.



                            Ernst & Young LLP
                            Chartered Accountants



Ottawa, Canada
March 28, 2000